Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) filed on March 3, 2015 pertaining to the 2013 Equity Incentive Plan of MacroGenics, Inc. of our report dated March 3, 2015, included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
McLean, Virginia
March 3, 2015